Exhibit 10.2

AMENDMENT NUMBER TWENTY NINE TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TWENTY NINE TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 20, 2024 (the “Amendment Twenty Nine Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REAL GOOD FOODS, LLC, a Delaware limited liability company (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended from time to time (the “Agreement”).

WHEREAS, Borrower has requested that Lender increase the Maximum Revolver Amount to $38,000,000 and the Overadvance Amount to $20,000,000.

WHEREAS, Lender has agreed to Borrower’s request subject to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2. AMENDMENTS. Effective as of the Amendment Twenty Nine Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1 Additional Definitions. Section 8 of the Agreement is amended by adding the following definitions in appropriate alphabetical order thereto:

“Amendment Twenty Nine” means that certain Amendment Number Twenty Nine to Loan and Security Agreement, dated as of June 20, 2024, between Lender and Borrower.

“Amendment Twenty Nine Effective Date” shall have the meaning set forth in the preamble to Amendment Twenty Nine.

2.2 Increase in Revolving Loans. Section 1A of the Schedule to the Agreement is hereby amended to delete “$35,000,000” therein and insert “$38,000,000” in lieu thereof.

2.3 Fees on Increase in Revolving Loans. Section 3 of the Schedule to the Agreement is hereby amended to delete “A Loan Fee of $250,000 (1.0% of the increase in the Maximum Revolver Amount) shall be fully earned on the Amendment Twenty Three Effective Date and shall be non-refundable.” and insert “A Loan Fee of $30,000 (1.0% of the increase in the Maximum

Revolver Amount on the Amendment Twenty Nine Effective Date) shall be fully earned on the Amendment Twenty Nine Effective Date and shall be non-refundable.” in lieu thereof.

2.4 Increase of Approved Overadvance Loans. Section 1A of the Schedule to the Agreement is hereby amended by deleting “exceed $10,000,000 from the Amendment Twenty-one Effective Date through the Revolver Maturity Date” and inserting “exceed $20,000,000 from the Amendment Twenty Nine Effective Date through the Revolver Maturity Date” in lieu thereof.

2.5 Milestones. Section 8 of the Schedule to the Agreement is hereby amended to insert the following new clause (f) in appropriate alphabetical order thereto:

“(f)

Refinancing/Conversion Trigger. On or before the Amendment Twenty Nine Effective Date, the Borrower shall have delivered to the Lender an executed commitment letter or letter of intent (such letter, the “LOI”) from one or more debt financing sources reasonably acceptable to the Lender and providing for the repayment of not less than $50,000,000 of the Obligations in cash (any such transaction, the “Refinancing”). The Borrower shall provide the Lender and its counsel a reasonable opportunity to review and propose changes to the LOI or definitive financing documentation. Any such comments by the Lender shall be reasonably considered by the Borrower. The LOI or other definitive financing documentation the Borrower executes in connection with the Refinancing shall be in form and substance reasonably acceptable to the Lender. The Borrower shall take commercially reasonable efforts to pursue the consummation of the Refinancing pursuant to the terms of the LOI and shall consummate the Refinancing, including the repayment of $50,000,000 of the Obligations in cash, on or before July 31, 2024 (or such later date as the Lender may agree in its sole discretion, the “Refinancing Date”). The Borrower shall immediately notify the Lender if negotiations cease regarding the Refinancing. To the extent the Refinancing is not consummated pursuant to this clause (f) on or before the Refinancing Date, the Borrower and the Lender shall negotiate definitive documentation to be effective no later than the Refinancing Date to effect a private exchange offer pursuant to which the Borrower and the Lender will agree that a portion of the principal amount of outstanding Loans will be converted into shares of common stock of the Borrower (such conversion, the “Debt to Equity Conversion”) on a date specified by the Lender (such date, the “Debt to Equity Conversion Date”), which Debt to Equity Conversion Date shall occur on or before September 30, 2024. The Borrower and the Lender covenant and agree to take such actions as may be required or otherwise reasonably requested by such other party to consummate the Debt to Equity conversion on the Debt to Equity Conversion Date, including without limitation, with respect to the Borrower, authorizing and issuing new shares of common stock of the Borrower, calling a meeting of shareholders and the board of directors of the Borrower, obtaining tax and structuring advice, and executing such documents as may be necessary to consummate the Debt to Equity Conversion on the Debt to Equity Conversion Date.”

3. WARRANT. In consideration for Lender agreeing to (a) increase the Maximum Revolver Amount by $3,000,000, and (b) increase the Overadvance Amount by $10,000,000, the Borrower has agreed to issue to Lender a non-dilutive warrant equal to 10.0% of the Borrower and containing terms and conditions acceptable to Lender.

4. CONDITION PRECEDENT AND SUBSEQUENT.

4.1 Condition Precedent. This Amendment shall be effective on the Amendment Twenty Nine Effective Date only upon satisfaction in full of the following conditions precedent:

A.	Lender shall have received a fully executed copy of this Amendment Twenty Nine.

B.	Lender shall have received the $30,000 loan fee set forth in Section 3 of the Schedule to Loan and Security Agreement, as amended by this Amendment.

C.	Lender shall have received the warrants that Borrower is obligated to issue to Lender pursuant to Section 3 of this Amendment.

5. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6. LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

7. RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Amendment Twenty Nine Effective Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

7.1 Arise out of the Loan Documents;

7.2 Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

7.3 Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

8. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Amendment it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or the Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Amendment shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

9. LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Amendment and each party executes this Amendment voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of the Agreement as amended by this Amendment.

10. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, including electronically or via .pdf, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

11. LIABILITY; GOVERNING LAW; JURISDICTION; VENUE; DISPUTE RESOLUTION; WAIVER OF JURY TRIAL. Sections 9.10 (Liability), 9.19 (Governing Law; Jurisdiction; Venue), 9.20 (Dispute Resolution) and 9.21 (Mutual Waiver of Jury Trial) of the Agreement are hereby incorporated by reference, mutatis mutandis.

[signatures are on the following pages]

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

REAL GOOD FOODS, LLC

By: The Real Good Food Company, Inc.
Its: Managing Member

By:	/s/ Bryan Freeman
Name: Bryan Freeman
Title: Executive Chairman

Signature Page to Amendment Number Twenty Nine to Loan and Security Agreement

PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Walter E. Buttkus, III
Name: Walter E. Buttkus, III
Title: President

Signature Page to Amendment Number Twenty Nine to Loan and Security Agreement